Exhibit 99.2

Third Quarter 2019 Financial Results & Corporate Update November 12, 2019

Safe Harbor and Disclaimer This presentation contains forward-looking statements about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about launch and commercialization of XENLETA for the treatment of CABP, the development of CONTEPO for cUTI, the clinical utility of XENLETA for CABP and of CONTEPO for cUTI, plans for and timing of the review of regulatory filings for CONTEPO, efforts to bring XENLETA and CONTEPO to market, the market opportunity for and the potential market acceptance of XENLETA for CABP and CONTEPO for cUTI, plans for distributing and timing of the availability of XENLETA, the development of XENLETA and CONTEPO for additional indications, the development of additional formulations of XENLETA and CONTEPO, plans to pursue research and development of other product candidates, the sufficiency of Nabriva Therapeutics’ existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics’ ability to successfully implement its commercialization plans for XENLETA and whether market demand for XENLETA is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force and commercially launch of XENLETA on the timeline expected, or at all, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, Nabriva Therapeutics’ reliance on third-party manufacturers for the commercial supply of XENLETA and third-party distributors to make XENLETA available to hospitals and the medical community and the ability of such third parties to comply with regulatory requirements, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI or of XENLETA for the treatment of CABP, the ability to retain and hire key personnel, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent Nabriva Therapeutics’ views as of the date of this presentation. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this presentation. 2

3 Nabriva Q3 2019 Earnings Call: Agenda 3rd Quarter Overview & Business Update Ted Schroeder, Chief Executive Officer Commercial Highlights Francesco Maria Lavino, Chief Commercial Officer Financial Review Gary Sender, Chief Financial Officer Closing Remarks and Q&A Ted Schroeder, Chief Executive Officer and Team

3rd Quarter Business Update Ted Schroeder, Chief Executive Officer

Nabriva in 2019: A Transformative Year Strengthened balance sheet and extended cash runway into Q3 20 * CONTEPO is an investigational drug candidate and has not received regulatory approval for any indication. Information provided in this slide is based on research and development performed to date. Continued data flow to the scientific community, including LEAP 2 publication in JAMA Executing on the plan to resubmit the CONTEPO* NDA in Q4 19 Xenleta™ (lefamulin) received U.S. FDA approval on August 19th for community acquired bacterial pneumonia (CABP) Launched XENLETA on September 9th as the first novel IV and oral antibiotic class with a new mechanism of action in two decades in the U.S. 5

XENLETA Launch Highlights Executing on our 90 Day Plan to Build a Solid Foundation for a Successful Launch Significant Interest and Uptake in Hospitals XenletaTM (lefamulin) launched in the US on September 9th, just 3 weeks after approval Nabriva Sales Force has called on all 900 target hospitals* (>2,400 HCPs*) By the end of 2019, we expect >200 hospital accounts to have reviewed XENLETA at their Pharmacy & Therapeutics Committees XENLETA tablets currently available for patient discharge at >50% of our 900 target hospital accounts Key Market Access Milestones To date, ~50% of all covered lives have access to XENLETA Coverage includes key commercial and Medicare formularies, the majority with no prior authorization or step edits required XENLETA has been granted C Code C9054 (Pass Through Status), effective on Jan 1, 2020 Enables outpatient departments to bill Medicare for XENLETA IV at ASP + 6% 6 Net Sales of $1.4MM generated in the first 3 weeks * As of 11/4/19 All internal launch KPIs for 2019 have been met or exceeded

Nabriva in 2019: A Transformative Year Strengthened balance sheet and extended cash runway into Q3 20 * CONTEPO is an investigational drug candidate and has not received regulatory approval for any indication. Information provided in this slide is based on research and development performed to date. Continued data flow to the scientific community, including LEAP 2 publication in JAMA Executing on the plan to resubmit the CONTEPO* NDA in Q4 19 Xenleta™ (lefamulin) received U.S. FDA approval on August 19th for community acquired bacterial pneumonia (CABP) Launched XENLETA on September 9th as the first novel IV and oral antibiotic class with a new mechanism of action in two decades in the U.S. 7

Pneumonia A Leading Cause of Morbidity, Mortality, and Healthcare Cost #3 Cause of hospital readmission6 ~5MM Cases Annually in US1 #5 Cause of total hospitalizations7 #1 Cause of infectious death5 Mortality rate ~$17B ~15% in hospital8 ~25 – 30% in ICU9,10 Direct costs of pneumonia11 8 Distribution of S. pneumoniae Resistance to Azithromycin, Ampicillin, and Doxycycline in the US4 The CDC has deemed drug-resistant S. pneumoniae a serious public health threat2,3 References in Appendix

Commercial Highlights Francesco Maria Lavino, CCO 9

XENLETA Commercial Strategy

Three Distinct and Significant Opportunities for the Treatment of CABP

Hospital Point of Care: Initial Nabriva Focus

1 Outpatients
Transition of Care



Emergency Department

ED Treatments & Discharge
~ 0.9MM Patients[A,C]



Hospital Discharge
~ 2.4MM Patients[A,C]

2 In-Patients
Prioritized Accounts



Hospital In Patient
~ 3.8MM Treatments[A,C]

3 Community



Office Based
~ 2.3MM Patients[B]

A: Healthcare Cost and Utilization Project (HCUP) 2013, Age 18+ (projected to 2029)
B: Community Data (CDC 2009-2010), Age 18+ (projected to 2029)
C: Company Sponsored Market Research, Medical Marketing Economics, July 2016, (N=122)

Patients numbers approximately six years after launch & continue to grow until LOE, following the CABP epidemiology growth**~3.0MM Hospital Initiated → Outpatients and ~0.9MM of ED → Outpatients.

Nabriva

10

Pull Through Supporting a Successful Launch Supporting the Transition of Care Strategy Ensure HUB Service in place to enable effective discharge 1 2 Ensure XENLETA Sales Force connects with prioritized accounts to accelerate Formulary Placement & Transition of Care 3 Ensure XENLETA is scheduled for review at P&T committee 4 Ensure XENLETA is on formulary of key commercial and Medicare plans with no or limited restrictions 11 XENLETA Availability Sales Force Institutional Access Hospital Formulary Access Managed Care Access XENLETA Launch: Priorities for the First 90 Days Preparation Builds a Solid Foundation for a Successful Launch

September 9th XENLETA launch 3 weeks after approval Specialty distributors have adequate inventory ASD, Cardinal Specialty and McKesson Specialty Walgreens Community Specialty Pharmacy and Option Care Health Initial orders include hospitals & specialty pharmacies >200 orders for XENLETA from Hospitals & Specialty Pharmacies Walgreens and Option Care Health stocking of XENLETA tablets supports the Transition of Care To date, more than 30 Hospitals placed an initial order Majority of orders from strong academic medical centers or Priority 1 accounts Majority of orders for XENLETA tablets in the outpatient pharmacies Transition of care distribution for XENLETA: One key to successful launch Nabriva Rx Connect launched on Sep 19th in collaboration with Rx Crossroads by McKesson to initiate HUB Transition services, co-pay assistance, PAP and bridge dosing 1 12 XENLETA Availability XENLETA Launch: Priorities for the First 90 Days Preparation Builds a Solid Foundation for a Successful Launch

2 13 60 highly experienced, Territory Business Managers (TBMs) launching XENLETA 100% have in depth hospital experience (average of 14.5 years) 75% have ID experience (average of 9.5 years) Hospital experience includes ED, ICU, Cardiac-Cath/Procedure Areas To date, TBMs have connected with all 900 Target Hospital Accounts* TBMs made >2000 Hospital Calls with over 2,400 HCP’s* Access to all Nabriva Priority 1 accounts identified in pre-commercial profiling Initial orders generated in either priority or profiled accounts, demonstrating value of pre-commercial preparation XENLETA Launch: Priorities for the First 90 Days Preparation Builds a Solid Foundation for a Successful Launch * As of 11/4/19 Sales Force Institutional Access

3 14 >200 hospital accounts plan to review XENLETA by Dec 31st >400 total hospital accounts expected to review XENLETA by end of Q1 20 Majority of hospitals pending review by end of Q1 20 are large systems or Nabriva priority accounts Trend indicates higher hospital access within 6 months, compared to recently launched hospital antibiotics XENLETA Launch: Priorities for the First 90 Days Preparation Builds a Solid Foundation for a Successful Launch Hospital Formulary Access

4 15 Majority of clinical reviews in first 90 days ~ 150MM (49%) of covered lives have access; majority with no utilization management (PA/ST) ~ 45MM Commercial and Medicare Part D lives under contract, ~90% with no utilization management In process of contracting with all Commercial and Medicare Part D plans for coverage with no Utilization Management (no Prior Authorization or Step Edits) Coverage expected to increase through Q1 20 XENLETA expected to be reviewed by plans accounting for >80% of Total Covered Lives XENLETA Launch: Priorities for the First 90 Days Preparation Builds a Solid Foundation for a Successful Launch Managed Care Access

XENLETA Opportunity for Increased Reimbursement in the Transition of Care 16 XENLETA IV has been granted a C Code C9054 (Pass Through Status), effective on Jan 1, 2020 Will allow Outpatient departments to bill Medicare at ASP + 6% for XENLETA IV XENLETA’s J Code Application expected to be submitted by Dec 31st Approval expected by Oct 2020, effective Jan 2021 CMS could award new J codes on a quarterly basis that would expedite approval Will allow for Outpatient departments to bill Medicare and Commercial Plans with a permanent code at ASP + 6% for XENLETA IV

XENLETA Launch Near Term Priority Continue to finalize Medicare and Commercial contracts to further expand XENLETA access Continue to work with Key Hospital Accounts to help secure P&T Review of XENLETA Drive Initial Purchase and Utilization at High Priority Accounts, Prior to Formulary Review Pull Through Appropriate Patients and Expand Utilization Maximize Utilization of XENLETA in Hospitals who have the Focus and Infrastructure Consistent with our “Transition of Care” Strategy Launch of a Focused Community Effort A Strong Foundation Leads to “Pull Through” 17 New and Re-Orders in Hospitals Provide a Substantial Foundation of “Customers” Using XENLETA in the Inpatient and Outpatient Setting

The Focused Effort in the Community Targeted outreach designed to leverage existing hospital sales force to begin accessing the 2.3MM CABP outpatients A substantial opportunity that differentiates XENLETA from other recent antibiotic launches Targeting visits to over 6,000 community HCPs who are: Within close proximity to our key hospital accounts High prescribers of key oral antibiotics for CABP Nabriva Rx Connect services expanded to remove barriers Includes shipping XENLETA directly to appropriate patients 18 This Photo by Unknown Author is licensed under CC BY-NC-ND

Financial Review Gary Sender, CFO 19

Q3 19 – Finance Highlights XenletaTM (lefamulin) launched on September 9th in the US - just 3 weeks after approval Net sales of $1.4MM in the first 3 weeks on the US Market, exceeding 2019 expectations Cash & short term investments = $78.3 MM on September 30th, higher than Q2 19 ending balance Significant cash inflows in Q3 from Sinovant milestone payment, debt draw and ATM activity Cash runway extended by one quarter and expected to fund operations into the Q3 20 20

Income Statement – Q3 19 versus Q3 18

(in thousands)	Three Months Ended, September 30, 2018	2019	Change 3 months
Revenues			
Product revenue, net	$ 0	$ 1,445	$ 1,445
Collaboration revenue	0	5,051	5,051
Research premium and grant income	461	424	(37)
Operating expenses			
Cost of revenue – product sales	0	(15)	(15)
Research and development	(40,804)	(5,601)	35,203
Selling, general and administrative	(12,582)	(18,503)	(5,921)
Total operating expenses	(53,386)	(24,119)	29,267
Loss from operations	**(52,925)**	**(17,199)**	**35,726**
Other income (expense)			
Other income (expense), net	(54)	(10)	44
Interest income	11	94	83
Interest expense	(8)	(709)	(701)
Income (loss) before income taxes	**(52,976)**	**(17,824)**	**35,152**
Income tax (expense) benefit	151	29	(122)
Net income (loss)	**(52,825)**	**(17,795)**	**35,030**
Other comprehensive income (loss), net of tax	0	0	0
Total comprehensive income (loss)	**$ (52,825)**	**$ (17,795)**	**$ 35,030**

Third quarter highlights:

- XENLETA net sales of $1.4 MM, with GTN under 30%
- $5MM collaboration revenue from Sinovant milestone payment
- COGS recorded reflects final preparation of finished product. Most product costs previously expensed
- 2018 R&D include in process R&D related to the Zavante acquisition; 2019 R&D expenses have decreased
- SG&A expense higher due to increasing investments in our commercial organization
- Interest expense from Hercules loan

Nabriva

21

Q3 19 Balance Sheet (in thousands) As of December 31, 2018 As of September 30, 2019 Current assets Cash and cash equivalents $ 102,003 $ 78,101 Restricted cash 0 228 Short-term investments 225 175 Accounts receivable 3,871 6,540 Contract Asset 1,500 - Inventory - 162 Prepaid expenses 1,154 1,202 108,753 86,408 Non-current assets Property, plant and equip. 1,139 2,655 Intangible assets, net 98 343 Other non-current assets 428 716 1,665 3,714 Total assets $ 110,418 $ 90,122 As of December 31, 2018 As of September 30, 2019 Current liabilities Accounts payable $ 3,304 $ 3,221 Accrued expenses and other cur. liab. 14,502 11,663 Non-current liabilities Borrowings 23,718 34,241 Other non-current liabilities 264 1,782 Total liabilities 41,788 50,907 Stockholders' Equity Common stock 670 780 Additional paid in capital 461,911 492,105 Accumulated other comp, income (loss) 27 27 Accumulated deficit (393,978) (453,697) Total equity 68,630 39,215 Total liabilities and stockholders' equity $ 110,418 $ 90,122 Third Quarter Highlights: Cash and cash equivalents plus short term investments equal $78.3 MM Changes in accounts receivable driven by product sales Increase in borrowings includes additional $10 MM draw from Hercules 22

Closing Remarks and Q&A Ted Schroeder, CEO 23

XENLETA: Strongly Positioned for a Successful Launch XENLETA offers a new, differentiated mechanism of action, with a complete spectrum of coverage of main CABP pathogens, including MDR strains, in a well tolerated short course of IV and Oral monotherapy Highly experienced and talented HQ and field teams in Marketing, Market Access and Medical Affairs now supporting 60 Territory Business Managers in the commercial launch of XENLETA The extensive early engagement of the scientific and payor community and the profiling of more than 650 Top Accounts is allowing us to create a solid foundation for a successful launch and a faster uptake, while building for the long term Successful Launch 24

Q&A 25

Appendix 26

References to Slide 8 MIC=minimum inhibitory concentration. *Data presented are from 2010 to September 2019. Dataset provided by JMI Labs and the SENTRY Antimicrobial Surveillance Program. sentry-mvp.jmilabs.com. Accessed October 5, 2019. 1. National Ambulatory Medical Care Survey (NAMCS) and National Hospital Ambulatory Medical Care Survey (NHAMCS) 2009 - 2010. https://www.cdc.gov/nchs/data/ahcd/combined_tables/2009-2010_combined_web_table01.pdf (Last Accessed June 21, 2019). 2. Centers for Disease Control and Prevention. Antibiotic resistance threats in the United States. 2013. www.cdc.gov/drugresistance/pdf/ar-threats-2013-508.pdf. Accessed October 10, 2019. 3. Kim L, et al. Clin Microbiol Rev. 2016;29:525-552. 4. Blondeau JM, et al. J Infect Dis Ther. 2017;5(1). 5: el Bcheraoui C, Mokdad AH, Dwyer-Lindgren L, et al. Trends and Patterns of Differences in Infectious Disease Mortality Among US Counties, 1980-2014. JAMA. 2018;319(12):1248–1260. doi:10.1001/jama.2018.2089 6: Fingar K, Washington R. Trends in hospital readmissions for four high-volume conditions, 2009-2013: Statistical Brief #196. Healthcare Cost and Utilization Project (HCUP) Statistical Briefs. Rockville, MD: Agency for Healthcare Research and Quality; November 2015. http//www.hcup-us.ahrq.gov/reports/statbriefs/sb196-Readmissions-Trends-High-Volume-Conditions.pdf. Accessed February 23, 2016. 7: HCUP Fast Stats - Most Common Diagnoses for Inpatient Stays – 2015 https://www.hcup-us.ahrq.gov/faststats/NationalDiagnosesServlet 8: 2017 CHARTBOOK STATIC ANALYSES - Trends in mortality rates following admission for acute myocardial infarction, chronic obstructive pulmonary disease, heart failure, pneumonia, and acute ischemic stroke. Prepared for CMS by Yale New Haven Health Services Corporation - Center for Outcomes Research and Evaluation (YNHHSC/CORE) September 2017 9: Joya-Montosa Critical Care 2015 19(Suppl 1):P19. 10: AlOtair Journal of Taibah University Medical Sciences Volume 10, Issue 3, Sept. 2015, Pages 293-299. 11: File TM Jr, Marrie TJ. Burden of community-acquired pneumonia in North American adults. Postgrad Med. 2010;122:130–41. 27 Distribution of azithromycin, ampicillin, and doxycycline resistance for S. pneumoniae across the US*4